                                  EXHIBIT 23.3

                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Loral Space & Communication Ltd (the Company), of our reports of Telecommunicaciones de Mexico, Fixed Satellite Service dated December 15, 1997 (except for Note 9 which is as January 31, 1998) contained in the Form 8-K and Form 8-K/A filed on January 13, 1998 and March 4, 1998, respectively, which are incorporated by reference.



/s/ Price Waterhouse
Price Waterhouse
Mexico City
August 14, 1998